EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-33696 of The Dial Corporation on Form S-8 of our report dated May 18, 2001, appearing in this Annual Report on Form 11-K of The Sarah Michaels, LLC Capital Accumulation Plan for the eleven-month period ended November 30, 2000.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Phoenix, Arizona
May 24,2001